FIRST AMENDMENT TO EP 468 EARNING AGREEMENT

Dated 17 December 2015

Parties

Officer Petroleum Pty Ltd (ACN 142 330 738) of Level 10, 32 Martin Place, Sydney, New South Wales 2000 (Officer)

and

Nation Energy (Australia) Pty Ltd (ACN 606 533 046) of RPO Box 60610, Granville Park, Vancouver, British Columbia V6H 4B9 (Nation)

Background

A.        Officer and Nation are parties to the EP 468 Earning Agreement (Earning Agreement) dated 30 August 2015, relating to petroleum Exploration Permit 468 issued by the Government of Western Australia.

B.        The Parties enter into this Agreement to enlarge the time afforded for issuance of the Share Consideration and payment of the Cash Consideration in the Earning Agreement.

Operative provisions

1.         The Amendments

1.1       Clause 2.1 of the Earning Agreement is amended to read:

Nation Energy Inc., a Wyoming corporation, has agreed to issue on February 9, 2016, 600,000,000 of its common shares (the Share Consideration) to Officer’s corporate parent, Paltar Petroleum Limited (ACN 149 987 459) (Paltar), and Paltar has agreed to certain restrictions on the transfer of such shares, under the terms of the Third Amended and Restated Letter Agreement, dated 30 August 2015 between Nation Energy Inc. and Paltar (as amended on 17 December 2015, the Letter Agreement).

1.2       Clause 2.2 of each Earning Agreement is amended to read:

No later than 31 March 2016, Nation shall pay by wire transfer to an account designated by Officer the sum of $769,143.  If Nation fails timely to pay this amount to Officer, this Agreement shall terminate and neither Party shall have any further obligation to the other.

2.         General

2.1       No Other Amendments

No amendments or changes are intended in any of the Earning Agreements, except as expressly set forth above.

2.2       Ratification

Nation and Paltar confirm and ratify the Earning Agreements, as amended herein, and agree that each Earning Agreement is valid and in full force and effect.

Executed by Officer Petroleum Pty Ltd (ACN

142 330 738) in accordance with section 127 of

The Corporations Act by authority of its directors:

/s/ Nick Tropea                                                /s/ Darrel Causbrook

Secretary/Director                                           Director

Nick Tropea                                                    Darrel Causbrook

Print name                                                       Print name

Executed by Nation Energy (Australia) Pty Ltd

(ACN 606 533 046) in accordance with section

127 of the Corporations Act by authority of its

directors:

/s/ Darrel Causbrook                                       /s/ John R. Hislop

Secretary/Director                                           Director

Darrel Causbrook                                            John R. Hislop

Print name                                                       Print name